Sesen Bio Receives NASDAQ Delisting Notice Company Remains Focused on Significant Benefits of Pending Merger with Carisma Delisting Notice Underscores Potential for Corporate Dissolution if Merger is not Approved by Stockholders CAMBRIDGE, Mass. – (BUSINESS WIRE) – Jan. 30, 2023 – Sesen Bio, Inc. (Nasdaq: SESN) (“Sesen Bio” or the “Company”) today announced that it has received notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market, the Company’s common stock is subject to delisting. The Company today issued the following statement: The receipt of this notice from Nasdaq underscores our belief that, without the pending merger with Carisma Therapeutics Inc. (“Carisma”), the most likely and feasible path for Sesen Bio will be an exchange delisting of our common stock followed by the deregistration of our common stock from the SEC and a court-managed dissolution and liquidation. As noted previously, a court-managed dissolution and liquidation would be time consuming and expensive and would ultimately provide less value to Sesen Bio stockholders. Only approximately 60%-90%1 of Sesen Bio’s cash balance, or approximately $0.40-$0.60 per share2, and potentially less, would be available for an initial distribution, which may not be available for six months or more after an additional stockholder vote. The full liquidation and dissolution process could take up to three years in the Delaware court system to fully settle Sesen Bio’s potential future and unknown liabilities. We are confident that the pending merger with Carisma is a meaningfully better alternative for Sesen Bio stockholders than a court-managed dissolution and liquidation. The Sesen Bio Board of Directors continues to unanimously recommend that all stockholders vote their shares in support of the pending merger in advance of the Special Meeting. We look forward to continuing to engage with stockholders regarding the significant benefits of the merger ahead of our March 2, 2023, Special Meeting of Stockholders. As previously disclosed on January 24, 2022, the Company received written notice from the Nasdaq Listing Qualifications Department indicating that, based upon the closing bid price for the Common Stock for the previous 30 consecutive business days, the Company no longer satisfied the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) and, in accordance with the Nasdaq Listing Rules, was afforded an initial grace period of 180 calendar days, through July 25, 2022, and a second 180-calendar day period, through January 23, 2023, to regain compliance with the Rule. The Company did not regain compliance with the Rule by January 23, 2023, which resulted in Nasdaq’s January 25, 2023, determination. 1 Based on precedent liquidation processes and company projections of potential liabilities and operating expenses. 2 Assumes stockholder approval of liquidation in 2Q 2023 and a cash balance of approximately $140 million.

The Company plans to request a hearing before the Nasdaq Hearings Panel (the “Panel”), which will stay any delisting action by the Staff and ensure that shares of Sesen Bio remain listed and eligible for trading on Nasdaq pending a determination by the Panel. At the hearing, the Company will present its plan to evidence compliance with all applicable Nasdaq listing criteria. To that end, in connection with the proposed merger transaction with Carisma, the Company is seeking approval to implement a reverse stock split at its Special Meeting of Stockholders on March 2, 2023. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance with all applicable criteria for listing within any extension period that may be granted by the Panel following the hearing. Sesen Bio’s definitive proxy statement / prospectus and other materials regarding the pending merger can be found at www.SesenBioandCarisma.com. Sesen Bio stockholders who need assistance voting or have questions regarding the Sesen Bio Special Meeting may contact Sesen Bio’s proxy solicitor, MacKenzie Partners, toll-free at 1-800-322-2885 or email at proxy@mackenziepartners.com. SVB Securities is acting as exclusive financial advisor to Sesen Bio for the transaction and Hogan Lovells US LLP is serving as its legal counsel. About Sesen Bio Sesen Bio, Inc. is a late-stage clinical company focused on targeted fusion protein therapeutics for the treatment of patients with cancer. Sesen Bio’s most advanced product candidate, Vicineum™, also known as VB4-845, is a locally-administered targeted fusion protein composed of an anti-epithelial cell adhesion molecule antibody fragment tethered to a truncated form of Pseudomonas exotoxin A for the treatment of non-muscle invasive bladder cancer. On July 15, 2022, Sesen Bio made the strategic decision to voluntarily pause further development of Vicineum in the US. The decision was based on a thorough reassessment of Vicineum, which included the incremental development timeline and associated costs for an additional Phase 3 clinical trial, following Sesen Bio’s discussions with the United States Food and Drug Administration. Sesen Bio has turned its primary focus to assessing potential strategic alternatives with the goal of maximizing shareholder value. Additionally, Sesen Bio intends to seek a partner for the further development of Vicineum. For more information, please visit the Company’s website at www.sesenbio.com. Cautionary Note on Forward-Looking Statements Any statements in this press release about future expectations, plans and prospects for Sesen Bio, Inc. (Sesen Bio), CARISMA Therapeutics Inc. (Carisma) or the combined company, Sesen Bio’s, Carisma’s or the combined company’s strategy or future operations, and other statements containing the words “anticipate,” “believe,” “contemplate,” “expect,” “intend,” “may,” “plan,” “predict,” “target,” “potential,” “possible,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. For example, statements concerning the proposed transaction, the concurrent financing, the contingent value rights and other matters, including without limitation: statements relating to the satisfaction of the conditions to and consummation of the proposed transaction, the expected timing of the consummation of the proposed transaction, the expected ownership percentages of the combined company, Sesen Bio’s and Carisma’s respective businesses, the strategy of the combined company, future operations, advancement of the combined company’s product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of initiation and results of clinical trials of the combined company, the ability of Sesen Bio to remain listed on the Nasdaq Stock Market, the completion of the concurrent financing, the receipt of any payments under the contingent value rights, and the amount and timing of distributions to be made to Sesen Bio stockholders, if any, in connection with any potential dissolution or liquidation scenario are forward-looking statements. Actual results may differ materially from those indicated by such forward- looking statements as a result of various important factors, including without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to obtain stockholder approval of matters related to the proposed transaction in a timely manner or at all; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Sesen Bio and Carisma to consummate the proposed transaction, including completing the concurrent financing; (iii) risks related to Sesen Bio’s ability to correctly estimate its expected net cash at closing and Sesen Bio’s and Carisma’s ability to correctly estimate and manage their respective operating expenses and expenses associated with the proposed transaction; (iv) risks related to Sesen Bio’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; (v) the risk that as a result of adjustments to the exchange ratio, Sesen Bio stockholders or Carisma stockholders could own less of the combined company than is currently anticipated; (vi) the risk that the conditions to payment under the contingent value rights will not be met and that the contingent value rights may otherwise never deliver any value to Sesen Bio stockholders; (vii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transaction, including with respect to future financial and operating results; (viii) uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (ix) the effect of uncertainties related to the actions of activist stockholders, which could make it more difficult to obtain the approval of Sesen Bio stockholders with respect to the transaction related proposals and result in Sesen Bio incurring significant fees and other expenses, including for third-party advisors; (x) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, as amended; (xi) the effect of the announcement, pendency or completion of the merger on Sesen Bio’s or Carisma’s business relationships, operating results and business generally; (xii) costs related to the merger; (xiii) the outcome of any legal proceedings instituted against Sesen Bio, Carisma or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; (xiv) the ability of Sesen Bio or Carisma to protect their respective intellectual property rights; (xv) competitive responses to the proposed transaction and changes in expected or existing competition; (xvi) the success and timing of regulatory submissions and pre-clinical and clinical trials; (xvii) regulatory requirements or developments; (xviii) changes to clinical trial designs and regulatory pathways; (xix) changes in capital resource requirements; (xx) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (xxi) legislative, regulatory, political and economic developments; and (xxii) other factors discussed in the “Risk Factors” section of Sesen Bio’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities Exchange Commission (SEC). In addition, the forward-looking statements included in this press release represent Sesen Bio’s and Carisma’s views as of the date hereof. Sesen Bio and Carisma anticipate that subsequent events and developments will cause the respective company’s views to change. However, while Sesen Bio may elect to update these forward- looking statements at some point in the future, Sesen Bio specifically disclaims any obligation to do so, except as required under applicable law. These forward-looking statements should not be relied upon as representing Sesen Bio’s views as of any date subsequent to the date hereof. Important Additional Information In connection with the proposed transaction between Carisma and Sesen Bio, Sesen Bio filed with the SEC a registration statement on Form S-4 (as amended, the registration statement) that includes a proxy statement of Sesen Bio and also constitutes a prospectus of Sesen Bio with respect to shares of Sesen Bio common stock to be issued in the proposed transaction (proxy statement/prospectus). The definitive proxy statement/prospectus was first mailed to Sesen Bio stockholders on or about January 24, 2023. Sesen Bio may also file other relevant documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the definitive proxy statement/prospectus and other documents that are filed or will be filed by Sesen Bio with the SEC free of charge from the SEC’s website at www.sec.gov or from Sesen Bio at the SEC Filings section of www.sesenbio.com. No Offer or Solicitation This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. Participants in the Solicitation Sesen Bio and Carisma and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Sesen Bio’s directors and executive officers is available in Sesen Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its definitive proxy statement dated April 28, 2022 for its 2022 Annual Meeting of Stockholders and its Current Report on Form 8-K filed with the SEC on August 31, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests in the proposed transaction, by security holdings or otherwise, is included in the definitive proxy statement/prospectus and other relevant materials that are or will be filed with the SEC regarding the proposed transaction. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Sesen Bio or the SEC’s website as indicated above.

Investors: Erin Clark, Vice President, Corporate Strategy & Investor Relations ir@sesenbio.com